UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023 (July 24, 2023)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Biard as President and Chief Operating Officer and Transition of Thomas Carter:

On July 25, 2023, Nexstar Media Group, Inc. (the “Company”) announced the appointment of Michael Biard, 54, as President and Chief Operating Officer of the Company effective August 21, 2023. Mr. Biard’s qualifications include more than 23 years of experience as media executive at Fox Corporation (“Fox”). From November 2018 to present, Mr. Biard has served as President, Operations and Distribution for Fox Corporation, overseeing Fox’s multi-platform content distribution, distribution strategy, affiliate marketing and affiliate-related business operations and business affairs for all of its media brands. From November 2013 to October 2018, Mr. Biard served as President, Distribution for Fox Networks Group, a division of 21st Century Fox. Mr. Biard will assume his new role from Thomas Carter, who has been named Senior Advisor effective August 21, 2023 and will support a seamless transition through the conclusion of his employment agreement at the end of 2023.

In conjunction with his appointment, Mr. Biard entered into an Executive Employment Agreement (the “Employment Agreement”) with the Company effective as of August 21, 2023. The initial term of the Employment Agreement ends on August 20, 2027 (the “Term”), and the term will automatically renew for successive one-year periods, subject to earlier termination provided under the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Biard shall be entitled to an annual base salary of $2,000,000 beginning August 21, 2023, subject to an annual review and may be adjusted, at the discretion of the Chief Executive Officer (“CEO”) of the Company. In addition, Mr. Biard will be eligible to receive an annual bonus in the amount of (i) $1,500,000 with respect to fiscal year 2023, and (ii) with respect to subsequent fiscal years, in a target amount equal to one hundred twenty-five percent (125%) of his annual base salary in effect at the end of that fiscal year or in excess of such amount as determined by the CEO with the approval of the Compensation Committee of the Board of Directors based on following criteria:

2024

Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA (a)	50%	<85% of Target	85% of Target	Budgeted Target (a)	105% of Target
Individual Performance (b)	50%	Discretionary, Performance Areas To Be Determined Annually
Payout Opportunity	100%	0% (no Bonus payout)	50% of Target (e.g., 62.5% of Base Salary)	100% of Target (e.g. 125% of Base Salary)	200% of Target (e.g., 250% of Base Salary)

2025 and Beyond

Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA (a)	65%	<85% of Target	85% of Target	Budgeted Target (a)	105% of Target
Individual Performance (b)	35%	Discretionary, Performance Areas To Be Determined Annually
Payout Opportunity	100%	0% (no Bonus payout)	50% of Target (e.g., 62.5% of Base Salary)	100% of Target (e.g. 125% of Base Salary)	200% of Target (e.g., 250% of Base Salary)
a)
As defined in the Employment Agreement.
b)
Individual performance will be earned at the CEO and Compensation Committee’s discretion based on Mr. Biard’s achievement of the objectives established by the CEO and/or the Compensation Committee of the Board at the beginning of the applicable fiscal year.

Mr. Biard will also receive a relocation bonus of $30,000, subject to applicable taxes and the terms of the Company’s relocation benefit program.

Within thirty (30) days from August 21, 2023, Mr. Biard will receive an initial grant of 25,000 time-based restricted stock units (“RSUs”) which will vest over four-year vesting period. In addition, Mr. Biard is also eligible to participate in the Company’s periodic equity compensation program at levels and splits, between time-based and performance-based units, commensurate with the job and at the discretion of the CEO and the Compensation Committee of the Board of Directors. Future grants of performance-based units will vest based on Total Shareholder Returns compared to a peer group to be determined (historically described in the Company’s Proxy Statement).

During the Term and any subsequent renewal term, in the event of specific instances of termination (including due to (i) consolidation, merger or comparable transaction, (ii) termination by the Company other than for cause, (iii) termination by Mr. Biard with good reason or (iv) termination by Mr. Biard under certain circumstances (as defined in the Employment Agreement), Mr. Biard will be eligible to receive severance payments consisting of (x) an amount equal to 24-months of his then-current annual base salary, (y) an amount equal to two times of his then-target bonus in effect on the date of his termination, and (z) an additional lump sum payment equal to $58,000. The Employment Agreement also provides that if Mr. Biard’s employment is terminated due to his death or disability, Mr. Biard will be eligible to receive his earned but unpaid annual bonus for the year prior to the year of such termination, as well as payment of a prorated portion of his annual target bonus for the year of such termination based on actual performance.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete copy of this agreement that is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated by reference herein.

Mr. Biard does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Biard and any other person pursuant to which Mr. Biard was selected as an officer of the Company. Additionally, there are no transactions involving the Company and Mr. Biard that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Appointment of Tony Wells as member of the Board of Directors:

On July 26, 2023, the Company announced the appointment of Tony Wells, 59, as a member of the Board of Directors of the Company, effective July 26, 2023, serving on the Board’s compensation committee. Mr. Wells will stand for election at each annual meeting of the Company’s stockholders beginning in 2024. The Board determined that Mr. Wells satisfies the independence requirements of applicable NASDAQ and Securities and Exchange Commission rules.

Mr. Wells qualifications to serve on Nexstar’s Board of Directors include his deep knowledge of the national and local advertising landscape as well as his experience and insights working within large enterprises. Mr. Wells has over 30 years working with innovative, high-growth brands, and deep expertise leading marketing, business development and strategic partnerships. Most recently (from September 2021 to March 2023), he served as the Chief Media Officer for Verizon Communications Inc. (NSYE: VZ), one of the world’s leading providers of technology and communications services. Mr. Wells currently serves (since 2020) on the board of directors of Yelp Inc. (NYSE: YELP), a community-driven platform that connects people with great local businesses, where he serves on the compensation committee. In June 2023, Mr. Wells was appointed as an independent board director of TripleLift, a private equity-owned programmatic advertising company. From November 2017 to July 2020, Mr. Wells served in several senior marketing roles at USAA, the 13-million-member Fortune 100 financial services company, including as Chief Brand Officer.

The elements of Mr. Wells’ compensation as a member of the Board is consistent with other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement filed on April 28, 2023. Mr. Wells does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Wells and any other person pursuant to which Mr. Wells was selected as a director of the Company. Additionally, there are no transactions involving the Company and Mr. Wells that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 25, 2023, the Company issued a press release announcing the appointment of Michael Biard as President and Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On July 26, 2023, the Company issued a press release announcing the election of Mr. Wells to the Board. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, effective as of August 21, 2023, between Michael Biard and Nexstar Media Group, Inc.
99.1	Press Release of Nexstar Media Group, Inc. dated July 25, 2023.
99.2	Press Release of Nexstar Media Group, Inc. dated July 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	July 28, 2023	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha

Title:	Chief Financial Officer
(Principal Financial Officer)